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                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 19, 2000, relating to the financial statements and financial statement schedule of Juno Online Services, Inc. (formerly Juno Online Services, L.P. and Subsidiary), which appears in such Registration Statement. We also consent to the reference to us under the headings
"Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

New York, New York
February 4, 2000